Exhibit 10.16

                                 PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Spirits Management, Inc. the sum of seventy-five thousand dollars ($75,000) Dollars (the "principal"), with interest thereon at the rate of twenty-four percent (24%) per annum on the unpaid balance.

Said sum shall be payable as follows: (see attached amortization schedule) All payments shall be first applied to interest and the balance to principal.

Payments not made within 4 days of due date shall be subject to a late charge of 5% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof. In the event any payment due hereunder is not made when due ("default") and remains unpaid as of the tenth calendar day after due, the undersigned expressly agrees and understands that the entire remaining balance of the principal then remaining due shall ACCELERATE, whereby the entire sum shall become immediately due, payable, and collectible. All payments must be made in accordance with the attached amortization schedule; the undersigned shall have no right to prepay any unpaid balance.

The undersigned expressly agrees that the entire remaining balance of the principal then remaining due shall become immediately due, payable, and collectible for breach of any condition of any security interest, mortgage, pledge agreement or guaranty granted as collateral security for this Promissory Note or breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Promissory Note or upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event of default, the undersigned agrees to pay all reasonable attorney fees and costs of collection. To the fullest extent allowed by law, each maker, surety, guarantor or endorser of this note waives presentation of payment, notice of non-payment, protest and notice of protest and agrees to all extensions, renewals, or release, discharge or exchange of any other party or collateral without notice.

This note shall be:

      a. [X] Unsecured.

      b. [1 Secured with the following collateral:


IN WITNESS WHEREOF this Promissory Note has been executed by Call Compliance, Inc. this 7TH day of December, 2002.

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